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                                                                   EXHIBIT 10.46


                                                                 EXECUTION COPY

                                    FORM OF
                        SOURCE INTERLINK VOTING AGREEMENT

      THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of November 18, 2004, by and among Source Interlink Companies, Inc., a Missouri corporation ("SOURCE"), Alliance Entertainment Corp., a Delaware corporation (the "COMPANY"), and the undersigned stockholder ("STOCKHOLDER") of Source.

                                    RECITALS

      A. Concurrently with the execution of this Agreement, Source, Alligator Acquisition, LLC, a Delaware limited liability company whose sole member is Source ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of the Company with and into Merger Sub.

      B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement.

      C. Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of outstanding capital stock of Source and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of Source, all as set forth on the signature page of this Agreement (collectively, the "SHARES").

      D. In consideration of the execution of the Merger Agreement by Source and as a condition to the willingness of the Company to enter into the Merger Agreement, Stockholder agrees to enter into this Agreement to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of Source acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1(a) hereof), and desires to vote the Shares and any other such shares of capital stock of Source so as to facilitate the consummation of the Merger.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1.    Agreement to Retain Shares.

            (a)Transfer. Stockholder agrees that, at all times during the period beginning on the date hereof and ending on the Expiration Date (as defined below), Stockholder shall not Transfer (as defined below) any of the Shares or any New Shares (as defined in Section 1(b) hereof), or make any agreement relating thereto, in each case without the prior written consent of Company.

      As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) the termination of the Merger Agreement in accordance with the terms

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thereof. As used herein, the term "TRANSFER" shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the gift, placement in trust, or the Constructive Sale (as defined below) or other disposition of such security (excluding transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, excluding (i) any Transfer to a family member or charitable organization if the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as Stockholder and (ii) any Transfer pursuant to a court order. As used herein, the term "CONSTRUCTIVE SALE" shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

            (b)New Shares. Stockholder agrees that any shares of capital stock of Source that Stockholder purchases or with respect to which Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder which are convertible into, or exercisable or exchangeable for, shares of capital stock of Source ("NEW SHARES"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.

      2.    Agreement to Vote Shares.

            (a) Until the Expiration Date, at every meeting of stockholders of Source called with respect to any of the following, and at every adjournment or postponement thereof, and every action or approval by written consent of stockholders of Source with respect to any of the following, Stockholder shall vote, to the extent not voted by the Company pursuant to the irrevocable proxy in Section 3 hereof, the outstanding Shares and any outstanding New Shares (to the extent any such New Shares may be voted):

                  (i) in favor of approval of the adoption of the issuance of shares of Source Common Stock (as defined in the Merger Agreement) in connection with the Merger (the "SHARE ISSUANCE") and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;

                  (ii) in favor of an amendment to Source's Articles of Incorporation which shall, among other things, increase the authorized shares of Source Common Stock from 40,000,000 to 100,000,000;

                  (iii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger, Share Issuance and the transactions contemplated by the Merger Agreement, including, without limitation, any Acquisition Proposal or Superior Proposal (as such terms are defined in the Merger Agreement); and

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                  (iv)  against any action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger, Share Issuance or any of the other transactions contemplated by the Merger Agreement.

      Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 2(a).

            (b) Following the Merger, at the 2005 annual meeting of stockholders of Source at which any directors are to be elected (the "2005 ANNUAL MEETING"), and at every adjournment or postponement thereof, and every action or approval by written consent of stockholders of Source with respect to such meeting, Stockholder shall vote, to the extent not voted by the Company pursuant to the irrevocable proxy in Section 3 hereof, the outstanding Shares and any outstanding New Shares (to the extent any such New Shares may be voted) in favor of the Stockholder Designated Directors (as defined in the Merger Agreement) that are up for re-election at the 2005 Annual Meeting. Prior to the 2005 Annual Meeting, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 2(b).

      3. Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby grants a proxy appointing the Company as Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder's name, to vote, express consent or dissent, or otherwise to utilize that voting power in the manner contemplated by Section 2 above with respect to the Shares and any New Shares. The proxy granted by the Stockholder pursuant to this Section 3 is irrevocable (except as provided in the following sentence) and is granted in consideration of the Company entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by Stockholder with respect to Section 2(a) above shall not be revoked prior to the Expiration Date. The proxy granted by Stockholder with respect to
Section 2(b) above shall not be revoked prior to the 2005 Annual Meeting.

      4. Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants to Company as follows:

            (i) Stockholder is the record and beneficial owner of the Shares, with full power to vote or direct the voting of the Shares for and on behalf of any and all beneficial owners of the Shares.

            (ii) As of the date hereof, the Shares are, and at all times up until the Expiration Date and the 2005 Annual Meeting the Shares, as the case may be, will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances of any kind or nature, in each case that would impair Stockholder's ability to fulfill its obligations under Section 2.

            (iii) Stockholder does not beneficially own any shares of capital stock of Source, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of Source, other than the Shares.

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            (iv)  Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and any other related agreements to which Stockholder is a party.

            (v) The execution and delivery of this Agreement and the performance of this Agreement by Stockholder will not require any consent of another person.

      5. Additional Documents. Stockholder and Source hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

      6. Termination. This Agreement shall terminate and shall have no further force or effect: (i) with respect to the obligations set forth in
Section 2(a), as of the Expiration Date, and (ii) with respect to the obligations set forth in Section 2(b), following the 2005 Annual Meeting.

      7. Stop Transfer. Source agrees to make a notation on its records and give instructions to its transfer agent(s) to not permit, at any time during the term of this Agreement, the transfer of any Shares or New Shares, except as permitted pursuant to Section 1(a).

      8.    Miscellaneous.

            (a) Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder from acting, if applicable, in the Stockholder's capacity as a director or officer of Source (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Source) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 2.

            (b) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

            (c) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Additionally, notwithstanding the foregoing or anything to the contrary contained in this Agreement, Source is specifically permitted to consummate the Reincorporation (as defined in the Merger Agreement) and assign this Agreement to its successor in such Reincorporation.

            (d) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Such amendment may take place at any time, subject to applicable law; provided, however, that (i) with respect to any amendment to the obligations set forth in
Section 2(a), such amendment may take place prior to the Expiration Date, and
(ii) with respect to any amendment to the obligations set forth in Section 2(b), such amendment may take place prior to the 2005 Annual Meeting, in each case subject to applicable law.

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            (e) Waiver. At any time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that (i) with respect to any such extension or waiver of the obligations set forth in Section 2(a), such extension or waiver may take place prior to the Expiration Date, and (ii) with respect to any such extension or waiver of the obligations set forth in Section 2(b), such extension or waiver may take place prior to the 2005 Annual Meeting. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

            (f) Specific Performance; Injunctive Relief. The parties acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

            (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  (i)   if to Source to:

                        Source Interlink Companies, Inc.
                        27500 Riverview Center Blvd.,
                        Suite 400
                        Bonita Springs, Florida 34134
                        Attention: S. Leslie Flegel, Chairman and Chief Executive Officer
                        Facsimile:  (239) 949-7649

                        with copies to:

                        Douglas J. Bates, Esq.
                        General Counsel
                        Source Interlink Companies, Inc.
                        27500 Riverview Center Blvd.,
                        Suite 400
                        Bonita Springs, Florida 34134
                        Facsimile: (239) 949-7689

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                        and:

                        Wilson Sonsini Goodrich & Rosati
                        Professional Corporation
                        650 Page Mill Road
                        Palo Alto, California  94304-1050
                        Attention: Steven V. Bernard
                                   Steve L. Camahort
                        Facsimile: (650) 493-6811

                  (ii)  if to the Company to:

                        Alliance Entertainment Corp.
                        4250 Coral Ridge Dr.
                        Coral Springs, Florida 33065
                        Attention: Alan Tuchman, President and Chief Operating Officer
                        Facsimile: (954) 344-7173

                        with copies to:

                        Alliance Entertainment Corp.
                        4250 Coral Ridge Drive
                        Coral Springs, Florida 33065
                        Attention: Alliance Legal Department
                        Facsimile: (954) 255-4068

                        and:

                        Munger, Tolles & Olson LLP
                        355 South Grand Avenue
                        35th Floor
                        Los Angeles, CA 90071
                        Attention:  Robert B. Knauss
                                    Sandra Seville-Jones
                        Facsimile:  (213) 683-5137

                   (iii) If to Stockholder: To the address for notice set forth on the signature page hereof.

            (h)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

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            (i)Entire Agreement.  This Agreement contains the entire
understanding of the parties in respect of the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to such subject matter.

            (j)Fees and Expenses. Except as may be provided in the Merger Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            (k)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            (l)Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                 [Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

ALLIANCE ENTERTAINMENT CORP.                  STOCKHOLDER:

By: /s/ Alan Tuchman
   ----------------------------------------   _________________________________
Name: Alan Tuchman                            Signature
Title: President and Chief Operating Officer

                                              _________________________________
                                              Print name

SOURCE INTERLINK COMPANIES, INC.              _________________________________


By: /s/ S. Leslie Flegel                      _________________________________
   ----------------------------------------   Address
Name: S. Leslie Flegel
Title: Chairman and Chief Executive Officer   Shares:

                                              Source Common Stock:_____________
                                              Source Options:__________________